Exhibit 23.2

Deloitte & Touche LLP 225 West Santa Clara Street Suite 600 San Jose, CA 95113-1728 USA Tel:+1 408 704 4000 Fax: +1 408 704 3083 www.deloitte.com
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2021, relating to the financial statements of SentinelOne, Inc., appearing in Registration Statement No. 333-256761 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
June 30, 2021